Investor Presentation Fourth Quarter 2020 Exhibit 99.2

Cautionary Note Regarding Forward-Looking Statements This presentation contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance, are based on the current expectations of Popular, Inc.’s (the “Corporation”) management and, by their nature, involve risks, uncertainties, estimates and assumptions. Potential factors, some of which are beyond the Corporation’s control, could cause actual results to differ materially from those expressed in, or implied by, such forward-looking statements. Such factors include, but are not limited to, the scope and duration of the COVID-19 pandemic, actions taken by governmental authorities in response thereto, and the direct and indirect impact of the pandemic on the Corporation, our  customers, service providers and third parties. Information on the risks and important factors that could affect the Corporation’s future results and financial condition is included in our Annual Report on Form 10-K for the year ended December 31, 2019, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, and our  Annual Report on Form 10-K for the year ended December 31, 2020 to be filed with the Securities and Exchange Commission. Our filings are available on the Corporation’s website (www.popular.com) and on the Securities and Exchange Commission website (www.sec.gov). The Corporation assumes no obligation to update or revise any forward-looking statements which speak as of their respective dates.

Puerto Rico – Key Indicators Nonfarm employment2 884.9 thousand 0.6% higher than March 2019 Economy Cement Sales4 6% lower than Q2 2019 1 Source: Moody’s Analytics- January 2021 update;  2 Source: U.S. Bureau of Labor Statistics (Household Survey, Seasonally Adjusted); 3 Source: United Automobile Importers Group (based on units);  4Source: Puerto Rico Economic Development Bank; 5Debit and credit card sales pertain to BPPR customers only 803.1 thousand 8.8% lower than June 2019 Q2 2020 Q1 2020 27% lower than Q1 2019 28% lower than Q1 2019 48% lower than Q2 2019 New Auto Sales3 Debit and Credit Card Sales ($) 5 5% lower than Q2 2019 2% lower than Q1 2019 As of March 15, only 45% of economy was open; by June most sectors operating with varying restrictions1 Revised estimated 2020 GDP impact of pandemic: $28.3 billion1 18% higher than Q4 2019 YTD: 10% higher than 2019 12% higher than Q4 2019 YTD: 11% below 2019 16% higher than Q4 2019 YTD: 2.8% higher than 2019 Q3 2020 811.8 thousand 8.0% lower than Dec. 2019 Q4 2020 29% higher than Q3 2019 18% higher than Q3 2019 27% higher than Q3 2019 819.2 thousand 7.5% lower than Sept. 2019

COVID-19 Response: Highlights Customer Engagement (P.R.) Additional Initiatives 95% of total number of loans originated or $544 million are below $150,000 qualifying for the simplified loan forgiveness process We expect that the forgiveness process will be substantially completed during first half of 2021; approximately $500 million already submitted to SBA Deployed online platform for customers to request loan forgiveness and second round PPP loans Round 2: already processing applications Branch network fully operational Broad payment relief for consumer and commercial customers Continue to strengthen return to work protocol to safely transition back on-premise; do not foresee general return to office earlier than April 2021 Working with local authorities to promote COVID-19 vaccination efforts Payment Protection Program 1.9 million customers as of December 2020 (increased by 99,000 since March 2020) 14% growth in active online users1 since March 2020 Captured 71% of deposits in Q4 2020 and 67% of year-to-date deposits through digital channels, compared to 52% in 2019 1 Customers who have logged on to Popular’s web and/or mobile platform in the past 30 days

CECL implementation: day-one impact of $315 million in the ACL and increase of $278 in NPLs ACL to loans held-in-portfolio of 3.05% NPL ratio at 2.5% from 1.9% in 2019 NCO ratio decreased to 0.66% from 0.96% the previous year Credit Net income of $507 million Net interest margin: Popular, Inc. 3.29%, BPPR 3.40% Provision for credit losses of $293 million Earnings 2020 Highlights Capital Actions Returned $500 million to shareholders through Accelerated Share Repurchase program at an average price of $42.30 per share Increased quarterly common stock dividend to $0.40 per share Redeemed $28 million of 8.25% Series B Preferred Stock Issued $1.4 billion in PPP loans to small and middle-sized businesses Supported clients with 132,000 COVID-19 related loan payment moratoriums Completed $808 million bulk mortgage repurchases Executed Popular Bank branch network realignment; annual savings estimated to be $12 million Puerto Rico customers grew by 106,000 YoY; BPPR’s digital platform (Mi Banco) surpassed one million active users Year Events

NPLs increased $3 million QoQ; ratio flat at 2.5% NCO ratio increased to 0.58% from 0.24% the previous quarter ACL to loans held-in-portfolio of 3.05% compared to 3.15% in Q3 2020 Credit Metrics Net income of $176 million Net interest margin: Popular, Inc. 3.04%, BPPR 3.07% Provision for credit losses of $21 million1 Earnings Robust capital; Common Equity Tier 1 Capital ratio of 16.3% Tangible book value per share of $63.07 compared to $61.69 in Q3 2020 Capital Q4 2020 Highlights Executed Popular Bank branch network realignment; pre-tax impact $23 million, expected pre-tax annual savings of $12 million Reflects full quarter interest income of the bulk mortgage repurchase and investment portfolio transactions executed in Q3 Puerto Rico customers continued to grow (6,000 QoQ) Quarter Events 1Includes $12.6 million in provision for credit losses of unfunded loan commitments, previously classified as other operating expenses

Financial Summary 7

Net Interest Margin Dynamics Q4 2020 FTE1 net interest margin at 3.35% Money market and investment securities to earning assets ratio flat at 53% FTE loan yield decreased 16 basis points to 6.00% QoQ driven by mortgage loan repurchase Total deposit cost decreased 4 basis points QoQ; U.S. decreased 16 basis points to 0.65% and P.R. decreased 1 basis point to 0.17% Loan Yield, Deposit Cost and NIM (FTE) Total Loans and Deposits ($ in billions) 2 Money Market and Investment Securities ($ in billions) 2 ¹ FTE stands for fully taxable-equivalent basis. Represents a non-GAAP financial measure. See the Corporation’s earnings press release, Form 10Q and Form 10K filed with the Securities and Exchange Commission for the applicable periods, for a GAAP to non-GAAP reconciliation 2 Balances are at end of period Differences due to rounding

Capital Robust capital levels; Common Equity Tier 1 of 16.3% Leverage ratio impacted by the high proportion of zero-risk weighted assets on the balance sheet Tangible book value per share of $63.07 compared to $61.69 in Q3 2020 Targeting announcement of 2021 capital actions in April 2021 Regulatory capital does not include: Disallowed portion of ACL of $173 million Unrealized gain on Evertec equity stake of approximately $372 million Capital Ratios (%) Note: Estimated for the current period

COVID-19 Response: Customer Relief Program

- Implemented several financial relief programs such as payment deferrals, suspensions of foreclosures and other collection activity. Payment deferrals were available to all eligible consumer and mortgage customers
- As of December 31, 2020, we had provided financial assistance to approximately 127,100[1] retail accounts with an aggregate book value of $4.4 billion, and to 5,100 commercial accounts amounting to $3.9 billion. Total deferrals granted amounted to 28% of total loans held-in-portfolio
- 97% of the COVID-19 deferrals expired and 94%[4] of these were current on their payments
- Approximately 4,400 loans amounting to $505 million, or 2% of the portfolio, had an active deferral, mainly comprised of mortgage loans

Accounts Granted Assistance

	Deferrals ($B)	% of Portfolio[2]	% of Accounts	Active Deferrals[2]	Expired Deferrals % Current
Commercial	$3.9	27%	6%	0.4%	97%
Residential Mortgages[4]	$2.9	36%	35%	6%	89%
Auto Lending	$0.8	25%	28%	0%	94%
Lease Financing	$0.4	31%	37%	0%	98%
Other Consumer Loans	$0.3	18%	14%	0.1%	95%
Credit Cards	$0.1	10%	6%	0%	96%

[1] Excludes third-party mortgage portfolio serviced for others
[2] As percentage of loans-held-in portfolio
[3] Current refers to loans less than 29 days past due
[4] Including government guaranteed loans still pending COVID-19 related modifications, percentage of total loans and mortgage expired deferrals that were current is 92% and 78%, respectively

POPULAR.

10

COVID-19 Sensitive Segments 11 Health Care Facilities Non-Essential Retail Construction Hotels Non-Food Wholesale Commercial Real Estate (Non-Retail) Restaurant and Food Services P.R.: Mostly shopping centers (60%) and auto retail (31%). A significant portion of shopping centers owned by long term, financially strong principals U.S.: Strip malls and community centers P.R.: Mainly hospitals U.S.: ~71% comprised of skilled nursing homes; diversified across operators. Active deferrals $12 million or 1.0% of portfolio Supported by federal funds since the onset of COVID-19 P.R.: Only 2% of the commercial portfolio; selective project sponsors and top tier developers U.S.:96% concentrated in NY Metro. Active deferrals $18 million or 1.8% of portfolio P.R.: Mainly business focus, not resort destination. Continues to be impacted by pandemic. Additional extensions for certain borrowers are in process U.S.: Limited exposure P.R.: Mostly quick service restaurants (62%) and full-service restaurants (26%). Strong quick service restaurant sales continue U.S.: Limited exposure P.R.: 62% are non-owner occupied loans, mainly office space with stable occupancies and collection rates U.S.: 69% comprised of multifamily loans in NY and SFL with overall stable collection rates. Active deferrals $31 million or 1.4% of portfolio P.R.: Diverse segment U.S.: Limited exposure Highlight 1 Considers loans held-in-portfolio for the commercial, construction and legacy portfolios in BPPR and Popular Bank (excluding PPP loans) as of December 31, 2020 2 As percentage of outstanding of sensitive segment (excluding PPP loans) Outstanding 1 % of Outstanding P.R. / U.S. 1 Undrawn P.R../U.S. Total Deferrals 1 Active Deferrals2 $1.5B $1.2B 10.0% $468M $1.1B $405M $5M 69% 0% $1.6B $370M $338M $216M $3.9B 11.0% 8.2% 2.5% 2.3% 1.5% $1.0B $419M $165M $1.0B $357M $13M $327M $11M $180M $37M $1.7B $2.2B $151M $53M 19% 0.7% $432M $398M 4% 2% $11M $0 80% 0% $148M $0M 60% 0% $145M $19M 36% 0% $115M $60M 28% 0.8% Post-COVID Downgrades2 PPP Loans 1 P.R. / U.S. $180M $82M $73M $4M $55M $8M $30M $0.3M $122M $10M $55M $11M $6M $2M 26.6% Expired Deferrals % Current 99% 98% 99% 90% 99% 99% 98%

Non-Performing Assets ($ in millions) Non-Performing Assets NPAs decreased by $15 million QoQ NPLs increased by $3 million QoQ P.R. NPLs at $700 million, or 3.3% of loans, up by $7 million, driven by: Higher mortgage NPLs by $44 million due to the delinquency progression after the expiration of the payment moratorium, offset by Lower commercial NPLs by $38 million, mostly due to impairment charge-offs from collateral dependent loans previously reserved U.S. NPLs at $37 million, or 0.5% of loans Q1 2020 increase in non-accrual loans included the CECL day 1 impact of $278 million on the reclassification of the portfolio of purchased credit deteriorated loans OREOs down by $17 million due to the resumption of sales and the suspension of foreclosure activity in response to the pandemic Differences due to rounding Non-Performing Loans ($ in millions)

NPL Inflows Total NPL Inflows ($ in millions) Mortgage NPL Inflows ($ in millions) Commercial, Construction and Legacy NPL Inflows ($ in millions) Beginning in Q2 2018 figures include loans previously classified as covered Differences due to rounding Total NPL inflows increased by $2 million QoQ P.R. inflows increased by $19 million QoQ Mortgage inflows increased by $49 million QoQ, mainly due to the delinquency progression after the expiration of the payment moratorium Construction NPL inflows decreased by $22 million QoQ U.S. inflows decreased by $17 million QoQ, as the prior quarter included a loan that reached 90 days during its renewal process

NCOs and NCO-to-Loan Ratio ($ in millions) Provision and Provision-to-NCO Ratio ($ in millions) Beginning in Q2 2018 figures include loans previously classified as covered Differences due to rounding 1 Total provision for the quarter was $21.2 million composed of: $10.8 million provision for loan losses, $12.6 million provision for credit losses of unfunded loan commitments reclassified in the quarter, and $2.2 million provision release for losses in the investment portfolio Additional Credit Metrics NCOs increased by $25 million QoQ, mostly related to higher P.R. commercial NCOs by $19 million, related to previously reserved collateral dependent loans. NCO ratio at 0.58% vs. 0.24% in Q3 2020 ACL decreased by $30 million QoQ, mainly prompted by economic outlook improvements ACL-to-Loans ratio at 3.05% vs. 3.15% in Q3 2020 ACL-to-NPLs at 122% vs. 126% in Q3 2020 Provision for credit losses of the loan portfolios at $111 million for Q4 2020, down by $9 million QoQ, mostly due to the improvements in the macroeconomic scenarios ACL, ACL-to-NCO and ACL-to-NPLs Ratios ($ in millions)

Economic Scenario: The Q4 2020 ACL used a probability weighted approach that combined Moody’s S1 (optimistic), Baseline, and S3 (pessimistic) scenarios. The baseline scenario is assigned the highest probability followed by the S3 scenario. This quarter’s scenarios presented a more optimistic view of the economy when compared to the Q3 2020 scenarios. The table below show improvements in the expected 2021 GDP growth and unemployment rate. Qualitative reserves were included to address potential risks to the scenarios. Allowance for Credit Losses – Q4 2020 Movement Differences due to rounding ($ in millions)

Driving Value 2020 Capital Actions Returned $500 million to shareholders through Accelerated Share Repurchase program Increased quarterly common stock dividend to $0.40 per share Redeemed $28 million of 8.25% Series B Preferred Stock Franchise Additional Value Investments in Evertec and Banco BHD León Leading market position in Puerto Rico Focus on customer service supported by broad branch network Differentiated digital offering for retail and commercial customers Diversified fee income driven by unmatched product breadth and depth Strong risk-adjusted loan margins driven by a well-diversified portfolio Substantial liquidity with low deposit beta Mainland U.S. banking operation provides geographic diversification Commercial led strategy focused on small and medium-sized businesses Branch footprint in South Florida and New York Metro National niche banking focus in homeowners’ associations, healthcare and non-profit organizations

Investor Presentation Fourth Quarter 2020 Appendix

Corporate Structure – Popular, Inc.

Franchise

Industry	Financial services
Headquarters	San Juan, Puerto Rico
Assets	$66 billion (among top 50 BHCs in the U.S.)
Loans	$29 billion
Deposits	$57 billion
Banking branches	162 in Puerto Rico, 49 in the U.S. (38 in New York and New Jersey and 11 in Florida) and 10 in the Virgin Islands
NASDAQ ticker symbol	BPOP
Market Cap	$5 billion

Summary Corporate Structure



POPULAR.
Assets = $66 billion
Banco Popular de Puerto Rico
Popular Securities LLC
Popular's Insurance Subsidaries
Popular North America, Inc.
Holding Companies (Including Equity Investments)
Popular Auto, LLC
Popular Bank[1]
Puerto Rico Operations
Assets = $55 billion
United States Operations
Assets = $10 billion

Selected equity investments

EVERTEC and Banco BHD León under Corporate segment and joint ventures under BPPR segment evertec
- Transaction processing, business processes outsourcing
- 16.16% stake
- Adjusted EBITDA of $70 million for the quarter ended September 30, 2020

Banco BHD León
- Dominican Republic bank
- 15.84% stake
- 2019 net income of $172 million

PRLP 2011 Holdings, LLC
- Construction and commercial loans vehicle
- 24.90% stake

PR Asset Portfolio 2013-1 International, LLC
- Construction, commercial loans and OREOs vehicle
- 24.90% stake

Information as of December 31, 2020

[1] Doing business as Popular

POPULAR.
18

Municipalities Obligations of municipalities are backed by real and personal property taxes, municipal excise taxes, and/or a percentage of the sales and use tax. Indirect exposure includes loans or securities that are payable by non-governmental entities, but which carry a government guarantee to cover any shortfall in collateral in the event of borrower default. Majority are single-family mortgage related. Indirect Exposure The Corporation does not own any loans issued by the P.R. central government or its public corporations. Our direct exposure to P.R. municipalities was $377 million, up by $7 million, from Q3 2020 P.R. Public Sector Exposure

2020 Financial Summary 20

De-Risked Loan Portfolios 1 Small and Medium Enterprise 2 NCOs distribution represents the percentage allocation of net charge-offs from Q1 2008 through Q4 2020 per each loan category, excluding net charge-offs from previously covered loans up to Q2 2015 3 See detail on page 22 The Corporation has de-risked its loan portfolios by reducing its exposure to asset classes with historically high loss content In the U.S.: Limited consumer and mortgage subprime exposure. Ceased subprime lending in 2008 Construction exposure mainly in New York Metro The P.R. commercial portfolio reductions include: Commercial portfolio, including construction, has decreased from 55% of total loans held-in-portfolio to 34% Construction portfolio is down by 87% since Q4 2007 SME1 portfolio is down by 60% from Q4 2007 Collateralized exposure, auto and mortgage, now represents a larger portion of consumer loan portfolio Unsecured loan credit quality has improved as overall FICO scores have increased3 Differences due to rounding

FICO Mix of Consumer Originations Prior periods for personal loans and credit cards were conformed to exclude zero FICO

Business Segments Differences due to rounding

2020 Business Segments Differences due to rounding

Popular, Inc. Credit Ratings Our senior unsecured ratings have remained stable Moody’s B1 Stable Outlook Fitch BB Stable Outlook S&P BB- Stable Outlook February Moody’s changes outlook to stable from negative April S&P upgrades to BB- from B+ revised outlook to stable 2017 February S&P placed BPOP on credit watch negative due to the general economic environment in Puerto Rico 2015 May Moody’s, as part of a recalibration of their bank rating model, upgraded BPOP from B2 to B1 with a stable outlook July On 7/10 S&P affirmed BPOP’s rating while maintaining a negative outlook March Moody’s placed BPOP on review for possible upgrade due to a change in their bank rating methodology September Moody’s downgraded BPOP to B2; outlook negative 2016 April S&P revised outlook to positive October Fitch and S&P change outlook to negative from stable 2018 May Fitch revised outlook to stable 2019 April Moody's upgrades to B1 from B2 S&P revised outlook to positive May Fitch upgrades to BB from BB- 2020 March S&P lowers outlook to stable

Investor Presentation Fourth Quarter 2020